EXHIBIT 10.33

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated as of March 25, 2011, has been executed by Mace Security International, Inc., ("Company") and Merlin Partners, LP ("Investor”).

RECITALS

WHEREAS, Investor wishes to purchase, and the Company wishes to sell that number of shares of the Company’s common stock, par value $.01, (the “Additional Stock”) equal to Four Million ($4,000,000.00) Dollars, for the per share price and upon the other terms and conditions set forth in this Agreement;

WHEREAS, the Company is in the process of registering under the Securities Act of 1933, as amended (the "Securities Act"): (i) a rights offering ("Rights Offering") to its shareholders pursuant to which the Company will distribute to holders of record of its common stock non-transferable subscription rights (the “Rights”) to purchase three shares of the Company’s common stock for each share held of record by each shareholder, at a subscription price and on the other terms to be set forth in the registration statement on Form S-1 (the “Registration Statement”); (ii) an amount of the Company's common stock equal to three times its currently outstanding common stock ("Rights Offering Stock"); and (iii) the Additional Stock, being an amount of the Company's common stock equal to $4,000,000, valued at the Offering Price; and

WHEREAS, the Company intends to file the Registration Statement with respect to the Rights Offering Stock and the Additional Stock (collectively, the "Registered Stock"), and for the Rights Offering, with the Securities and Exchange Commission (the “Commission”).

WHEREAS, the sale and purchase of the Stock to the Investor ("Closing") shall take place on the conclusion or termination of the Rights Offering.

WHEREAS, Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the rules promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.          Definitions.

The capitalized and certain other terms used herein shall have the meanings ascribed to them in Schedule I to this Agreement.

Section 2.          Purchase; Closing.

(a)       Purchase and Sale of the Additional Stock, the Per Share Price and Assignment.           At the Closing, and on the terms and subject to the conditions set forth herein, the Investor shall purchase from the Company, and the Company hereby agrees to sell to the Investor, the Additional Stock.  The per share price of the Additional Stock shall be the same amount as the per share subscription exercise price that the Company's shareholders are granted in the Rights Offering ("Per Share Price").  The number of shares of the Additional Stock to be sold by the Company and purchased by the Investor shall be the number equal to 4,000,000 divided by the Per Share Price.  The Additional Stock shall be registered under the Securities Act.

(b)      Assignment.  The Investor may assign the right to purchase a maximum of One Million Dollars ($1,000,000) in amount of the Additional Stock to three or less assigns.  The assignees may be assigned such portions of the One Million Dollars ($1,000,000) in amount of Additional Stock, as determined by the Investor.  The assignees may be individual or entities and the entities may have multiple equity owners.  The Investor must notify the Company in writing of the name of the person or entity to which the Investor has assigned a portion of the Additional Stock and of the amount assigned.  If a person or entity is assigned a portion of the Additional Stock by the Investor, the person or entity will not be a party to this Agreement, but will consummate its purchase of its portion of the Additional Stock by executing the subscription documents used by the Company in the Rights Offering.  The portion of Additional Stock purchased by the assignees shall be deducted from the amount of Additional Stock that the Investor is obligated to purchase under this Agreement.

(c)       Purchase Price and Fee.    The Company hereby agrees to pay the Investor a Two Hundred Fifty Thousand ($250,000) fee in exchange for the Investor's obligation to purchase the Additional Stock as set forth in this Agreement ("Fee").  The Fee shall be due and earned if, and only if, the Closing occurs.  The total purchase price of the Additional Stock is Four Million ($4,000,000) Dollars, less the portion of Additional Stock purchased by assignees under Section 2(b) above  ("Purchase Price").  At Closing, in exchange for the Additional Stock, the Investor shall pay the Company, in good funds, by wire transfer the Purchase Price less the Fee.  If the Investor makes a partial assignment of its right to purchase a portion of the Additional Stock, as set forth in Section 2(b) above, the Investor may also make a pro-rata assignment of a portion of the fee to the assignee.

(d)      Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5 of this Agreement, the Closing will occur after the conclusion or termination of the Rights Offering,  at the offices of the Company.

Section 3.          Representations and Warranties of the Company.

The Company represents and warrants to the Investor as follows, as of the Closing Date:

(a)       Filing Registration Statement.  The Registration Statement, as amended: (i) has and will be prepared by the Company in conformity with the requirements of the Securities Act in all material respects, (ii) be filed with the Commission under the Securities Act; and (iii) the Company shall uses its best commercially reasonable efforts to have the Registration become effective under the Securities Act.

(b)      Contents of Registration Statement.  The Registration Statement will conform, as of the Effective Time, in all material respects to the requirements of the Securities Act and will not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading; and the Prospectus and any further amendments or supplements to such Registration Statement will conform, as of their respective dates or when they are declared effective by the Commission, as the case may be, in each case, in all material respects to the requirements of the Securities Act and collectively do not and will not, as of the applicable date thereof or when declared effective by the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the applicable Prospectus, in the light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made by the Company as to information contained in or omitted from such Registration Statement or the applicable Prospectus in reliance upon and in conformity with written information regarding Investor furnished to the Company by or on behalf of Investor specifically for inclusion therein (collectively, the “Investor Information”) under appropriate headings and in its final form as approved by Investor and its counsel.

(c)      Exhibits to Registration Statement.  There are no contracts, agreements, plans or other documents which are required to be described in the Prospectus for, or filed as exhibits to either Registration Statement by the Securities Act which have not been described in the Prospectus or filed as exhibits to such Registration Statement or referred to in, or incorporated by reference into, the exhibit table of such Registration Statement as permitted by the Securities Act.

(d)      Valid Existence.  The Company and each of its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their businesses as described in the Registration Statements and the Prospectuses, except where the absence of such power or authority (either individually and in the aggregate) would not have a Material Adverse Effect.

(e)      Authorization.  This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by Investor, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(f)       No Defaults.  Neither the Company nor any of its Subsidiaries: (i) is in violation of its charter or by-laws, (ii) in default under or in breach of, and no event has occurred which, with notice or lapse of time or both, would constitute a default or breach under or result in the creation or imposition of any Lien upon any of their property or assets pursuant to, any material contract, agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order, foreign and domestic, to which the Company or its Subsidiaries or any of its respective properties or assets is subject, except, in the case of clauses (ii) and (iii) above, any violation or default that would not have a Material Adverse Effect.

(g)      Authorization of Rights.  The Rights to be issued and distributed by the Company pursuant to the Offering have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Offer Documents, will be duly and validly issued, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, no holder of the Rights is or will be subject to personal liability by reason of being such a holder, and the Rights will conform in all material respects to the description thereof contained in the Registration Statement and the related Prospectus.

(h)       Authorization of Common Stock.  The shares of Common Stock registered in the Registration Statement has been duly and validly authorized and reserved for issuance and are free of statutory and contractual preemptive rights and are sufficient in number to meet the exercise requirements of the Offering and the shares of Common Stock, when so issued and delivered against payment therefor in accordance with the terms of the Offering, will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. The shares of common stock will conform in all material respects to the descriptions thereof contained in the Prospectuses.

(i)        OTCQB Quotation System.  The Company's common stock is quoted on the OTCQB™ system.  The Company has not received an oral or written notification from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets of any inquiry or investigation or other action that would cause the common stock registered in the Registration Statements to not be quoted on OTCQBTM.

(j)        Capitalization.  The Company has an authorized capitalization as set forth under the caption “Capitalization” in the Prospectuses, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Company capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Registration Statement and the Prospectuses. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectuses accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(k)       Properties.  The Company owns or leases all such assets or properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectuses. The Company has good and marketable title in fee simple to all material assets, real property and personal property owned by it, in each case free and clear of any Lien, except for such Liens or loans as are described in the Registration Statement and the Prospectuses or as do not materially diminish the value of such property or materially interfere with the Company’s use thereof. Any assets or real property and buildings held under lease or sublease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use of such assets or property by the Company, in each case except as described in the Registration Statement and the Prospectuses.  Neither the Company nor any Subsidiary has received any notice of any material claim adverse to its ownership of any real or personal property or of any material claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(l)        Consents.  Except as described in the Registration Statement or the Prospectuses, the Company and its Subsidiaries have all material required Consents, to own, lease and operate their properties and conduct their businesses as presently being conducted, and each such Consent is valid and in full force and effect.  The Company has not received notice of any investigation or proceedings which results in or, if decided adversely to the Company, could reasonably be expected to result in, the revocation or modification of any Consent that would have a Material Adverse Effect, except as described in the Registration Statement or the Prospectuses.

(m)      Conflicts.  The execution, delivery and performance of this Agreement by the Company, the issuance of the Rights in accordance with the terms of the Offer Documents, and the issuance of shares of Common Stock in accordance with the terms of the Offering, and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except where such conflict, breach, violation or default would not cause or constitute a Material Adverse Effect; nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any statute or any order, rule or regulation of any Governmental Authority (except, in the case of any such statute, order, rule or regulation, where such violation would not cause or constitute a Material Adverse Effect); and except for the registration of the shares of common stock on the Registration Statement under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the distribution of the Rights and the sale of the shares of common stock by the Company, no consent, approval, authorization or order of, or filing or registration with, any such court or Governmental Authority is required for the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby.

(n)      Registration Rights.  Except as otherwise set forth in the Registration Statement and the Prospectuses, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.  No holder of any security of the Company has any rights of rescission or similar rights with respect to such securities held by them.

(o)      Damage and Loss.  Except as disclosed in the filings made by the Company under the Exchange Act or in the Prospectuses, neither the Company nor any of its Subsidiaries has sustained, since the latter of the date of the filings made by the Company under the Exchange Act or the Prospectuses any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date or after such date and except as disclosed in the filings made under the Exchange Act or the Prospectuses, there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any Material Adverse Change.  Since the date of the latest balance sheet presented in or incorporated into the Prospectuses by reference, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or un-matured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except for liabilities, obligations and transactions which are disclosed in the Registration Statements, any Preliminary Prospectus and the Prospectuses.

(p)      Obligations.  Since the date of the latest balance sheet presented in or incorporated into the Registration Statement by reference, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or un-matured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except for liabilities, obligations and transactions which are disclosed in the Registration Statement or which do not have a Material Adverse Effect.

(q)      Accountants.  Grant Thornton, LLP (“Grant Thornton”) whose report relating to the Company is incorporated by reference into the Registration Statement, is or were independent public accountants as required by the Securities Act, the Exchange Act and the rules and regulations promulgated by the Public Company Accounting Oversight Board (the “PCAOB”).  To the best of the Company’s knowledge, Grant Thornton is duly registered and in good standing with the PCAOB.  Grant Thornton has, during the periods covered by the financial statements on which they reported incorporated by reference into the Registration Statement, the Preliminary Prospectuses and the Prospectuses, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(r)       Financial Statements.  The financial statements, including the notes thereto, and any supporting schedules included in or incorporated by reference into the Registration Statement, any Preliminary Prospectuses and the Prospectuses present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company.  Except as otherwise stated in the Registration Statement, any Preliminary Prospectus and the Prospectuses, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. Any supporting schedules included in the Registration Statement, any Preliminary Prospectus and the Prospectuses present fairly, in all material respects, the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The other financial and statistical information included in the Registration Statement, any Preliminary Prospectus and the Prospectuses present fairly, in all material respects, the information included therein and have been prepared on a basis consistent with that of the financial statements that are incorporated by reference into the Registration Statement, such Preliminary Prospectus and the Prospectuses and the books and records of the respective entities presented therein.

(s)       Pro Forma Adjustments.  There are no pro forma or as adjusted financial statements which are required to be included in or incorporated by reference into the Registration Statement, any Preliminary Prospectus and the Prospectuses in accordance with Regulation S-X under the Securities Act.

(t)       Accounting System.  Except as disclosed in the Registration Statement and the Prospectuses, the Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets.

(u)      Internal Controls.  The Company has not been informed of: (i) except as disclosed in the Registration Statement and the Prospectuses, any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(v)      Sarbanes Oxley.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended applicable to the Company, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other Governmental Authority or self regulatory entity or agency, except for violations which, singly or in the aggregate, are disclosed in the Prospectuses or would not have a Material Adverse Effect.

(w)      Certain Relationships.  To the best of the Company’s knowledge, no relationship, direct or indirect, exists between or among any of the Company or any of its Subsidiaries, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or its Subsidiaries, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Registration Statement or the Prospectuses which is not so described as required.  Except as disclosed in the Registration Statement and the Prospectuses, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of Sarbanes Oxley, directly or indirectly, including through any Affiliate of the Company (other than as permitted under the Sarbanes Oxley for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(x)       Legal Proceedings.  Except as described in the Registration Statement and the Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or asset of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, are reasonably likely to have a Material Adverse Effect; and to the best of the Company’s knowledge, except as disclosed in the Prospectuses, the Company does not know of any such proceedings that are threatened or contemplated by Governmental Authorities or others.

(y)      Taxes.  The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except where the failure to make such filings or make such payments, either individually or in the aggregate, would not have a Material Adverse Effect.  The Company believes in good faith that it has made adequate charges, accruals and reserves in its financial statements above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(z)       Insurance.  Each of the Company and its Subsidiaries maintains insurance of the types and in the amounts which the Company believes to be reasonable and sufficient for a company of its size operating in the Company’s industry. There are no material claims by the Company or any of its Subsidiaries under any policy or instrument described in this paragraph as to which any insurance company is denying liability or defending under a reservation of rights clause.  All of the insurance policies described in this paragraph are in full force and effect in all material respects.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(aa)     Intellectual Property.  Subject to the statements and disclosures made in the Registration Statement and the Prospectuses, the Company and its Subsidiaries own or possess or have the right to use on reasonable terms all Intellectual Property necessary to carry on their respective businesses as described in the Registration Statement or Prospectus.  Except as described in the Registration Statement or the Prospectuses, neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, might result in a Material Adverse Effect. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, employee or former employee that would result in a Material Adverse Effect. Each agreement and instrument pursuant to which any Intellectual Property is licensed to the Company or any of its subsidiaries is in full force and effect, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company or the applicable subsidiary, as the case may be, enforceable against the Company or such subsidiary in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors rights generally or by general equitable principles; the Company and its subsidiaries are in compliance in all material respects with their respective obligations under all license agreements for Intellectual Property and, to the knowledge of the Company, all other parties to any of such license agreements are in compliance in all material respects with all of their respective obligations there under; to the knowledge of the Company, no event or condition has occurred or exists that gives or would give any party to any license agreement for Intellectual Property the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any such license agreement or any rights of the Company or any of its subsidiaries there under, to exercise any of such party’s remedies thereunder, or to take any action that would adversely affect any rights of the Company or any of its subsidiaries thereunder or that might have a Material Adverse Effect and the Company is not aware of any facts or circumstances that would result in any of the foregoing or give any party to any license agreement for Intellectual Property any such right; and neither the Company nor any of its subsidiaries has received any notice of a material default, breach or non-compliance under any license agreement for Intellectual Property.

(bb)    Applicable Laws.  Except as described in any Preliminary Prospectus, the Prospectuses or the Registration Statement or except as would not have a Material Adverse Effect, the  Company: (i) is and at all times has been in material compliance with all Applicable Laws (ii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or Authorizations; (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received notice of any claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity of the Company is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(cc)     Other Securities Offers.  Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act with the offer and sale of the shares of common stock pursuant to the Registration Statement.

(dd)    Fees.  Except as described in the Registration Statement and the Prospectuses, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee or other compensation by the Company with respect to the issuance or exercise of the Rights or the sale of the shares of common stock included in the Registration Statement or pursuant to any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, the Company’s officers, directors and employees or Affiliates

(ee)     Brokers.  There are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or the Investor for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement. Other than Ancora Securities, Inc., the Company has not employed any brokers, dealers or underwriters in connection with solicitation of exercise of Rights in the Rights Offering.

(ff)      Political Contributions.  Neither the Company nor, to the Company’s knowledge, any of the Company’s officers, directors, employees or agents has at any time during the last ten (10) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments that are not prohibited by the laws of the United States or any jurisdiction thereof.

(gg)    Price Stabilization.  The Company has not and will not, directly or indirectly through any officer, director or Affiliate of the Company or through any other Person: (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the shares of the Company's common stock included in the Registration Statements, (ii) since the filing of the Registration Statements sold, bid for or purchased, or paid any Person (other than Ancora Securities, Inc.) any compensation for soliciting exercises or purchases of, the Rights, or shares of Common Stock included in the Registration Statement and (iii) until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the shares of common stock  included in the Registration Statements sell, bid for or purchase, apply or agree to pay to any Person (other than Ancora Securities, Inc.) any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement). The foregoing shall not apply to the offer, sale, agreement to sell or delivery with respect to: (i) shares of common stock included in the Registration Statements, as described in the Prospectuses, or (ii) any shares of common stock sold pursuant to the Company’s employee benefit plans.

(hh)    Forward Looking Statements.  Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) included in the Registration Statement and the Prospectuses has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.

Section 4.          Representations and Warranties of Investor. The Investor represents and warrants to the Company as follows:

(a)       Organization and Authority. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)      Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Investor and constitutes a binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)       Purchase for Investment.  The Investor (i) is acquiring its Additional Stock solely for investment with no present intention to distribute any of the Additional Stock to any Person, (ii) will not sell or otherwise dispose of any of the Additional Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(d)      Sufficient Funds.  The Investor has and will have prior to the applicable Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to timely deliver to the Company the Purchase Price payable hereunder by the Investor.

(e)       Ownership.  As of the close of business on the Business Day immediately preceding the date hereof, the Investor beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) the number of shares of Common Stock set forth next to the Investor’s name on Schedule 2 and, other than as set forth on Schedule 2, does not beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act) or have the right to vote with respect to any equity securities of the Company.

(f)       No Conflict.  The execution, delivery and performance by the Investor of this Agreement and the consummation by it of the transactions contemplated hereby will not require any material approval or otherwise violate any statute, order, rule or regulation of any Governmental Authority having jurisdiction over the Investor or any of its properties.

(g)      No Broker.   The Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

Section 5.          Deliveries at Closings.

(a)       Company Deliverables.  At the Closing, the Company will deliver to the Investor the following:

(i)          A certificate of a senior officer of the Company on the Company's behalf to the effect that (A) the representations and warranties of the Company in Section 3 are true and correct on and as of the Closing Date as if made on such date, except for representations and warranties made as of a specified date, which will be true and correct as of such specified date, and except, in all cases, as would not result in a Material Adverse Change, (B) the conditions set forth in Section 8, have been satisfied in all material respects and (C) the Company has complied in all material respects with its obligations hereunder that are required to be complied with by it at or prior to the Closing;

(ii)         One or more stock certificates, free and clear of all restrictive and other legends, evidencing the number of shares of Additional Stock purchased and registered in the name of the Investor, or at the election of the Investor, the number of shares to by electronically provided by the DTC system to the Investor's brokerage account; and

(iii)        a copy of resolutions duly adopted by the Board of Directors of the Company and certified by its corporate secretary, taking all corporate actions necessary to approve of this Agreement and the actions required to consummate closing under this Agreement.

 (b)     Investor Deliverables. At the Closing, the Investor will deliver to the Company payment of the Purchase Price less the Fee, as set forth Section 2 of this Agreement in United States dollars by means of wire transfer of immediately available funds to an account specified in writing by the Company.

Section 6.          Covenants.

(a)       Registration Statement.  The Company will use its commercially reasonable efforts: to cause the Registration Statement and any amendments thereto to become effective; to advise Investor, promptly after it receives notice of the times when Registration Statement, or any amendments thereto, become effective, prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time prescribed by such rule and provide Investor with the filed Prospectus as required by the Securities Act.

(b)      Blue Sky Laws.  The Company shall qualify or register the Additional Stock, included in the Registration Statement, for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of Ohio.

(c)       Rights Offering.  The Company shall commence mailing the Rights Offer Documents to record holders of the common stock not later than the fifth business day following the record date for the Rights Offering, and complete such mailing as soon as practicable.

(d)      Reservation of Common Stock.  The Company shall reserve and keep available for issue such number of authorized but unissued shares of Common Stock as will be sufficient to permit the sale of the Additional Stock and the exercise in full of all Rights, except as otherwise contemplated by the Rights Offer Prospectus.

(e)       Conduct of Business Prior to Closing.  From the date of this Agreement until the  Closing, except with the consent of the Investor,

i.           The Company shall conduct its business in the usual, ordinary course, in substantially the same manner as previously conducted, in accordance with applicable law;

ii.          The Company shall, renew, keep in full force and effect and preserve its corporate existence, business organization and material rights, franchises, permits, and licenses;

iii.         The Company will not sell, issue or otherwise permit to become outstanding any debt or equity securities of the Company or any Subsidiary or any rights or options to acquire or convert into such securities, except as contemplated by this Agreement and except for employee stock options and shares issued upon the exercise of employee stock options in accordance with their term existing as of the date of this Agreement;

iv.         The Company shall not violate any applicable law, or relinquish or terminate any rights, licenses, franchises, permits or other authorizations that would have a Material Adverse Effect on the Company; and

v.          The Company shall not implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

Section 7.          Indemnification

(a)       Indemnification by Company.  The Company indemnifies the Investor, and each of their respective affiliates, officers, directors, partners, employees and agents against, and agrees to hold the Investor and each of their respective affiliates, officers, directors, partners, employees and agents harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and expenses of investigation) incurred directly or indirectly because (i) any matter that is the subject of a representation and warranty contained herein is not as represented and warranted, (ii) the Company fails to fulfill in any respect any of its obligations under this Agreement, or under any document delivered in accordance with this Agreement, or (iii) of actual or threatened claims brought against the Company, its subsidiaries, the Investor or its affiliates or any of their respective officers, directors, partners, employees and agents in connection with or arising out of the entering into of this Agreement and the transactions contemplated hereby, other than with regard to a failure or alleged failure of the Investor to fulfill its obligations under this Agreement.

(b)       Indemnification by Investor. The Investor indemnifies the Company and its affiliates and each of their respective officers, directors, partners, employees and agents against, and agrees to hold the Company and its affiliates and each of their respective officers, directors, partners, employees and agents harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and expenses of investigation) incurred directly or indirectly because (i) any matter that is the subject of a representation and warranty contained herein is not as represented and warranted, (ii) Investor fails to fulfill in any respect any of its obligations under this Agreement, or under any document delivered in accordance with this Agreement, or (iii) of actual or threatened claims brought against Investor, their subsidiaries, the Company or its affiliates or any of their respective officers, directors, partners, employees and agents in connection with or arising out of the entering into of this Agreement and the transactions contemplated hereby, other than with regard to a failure or alleged failure of the Company to fulfill its obligations under this Agreement.

(c)       Indemnification Sole Remedy. From and after the Closing, the indemnification in Section 7(a) or 7(b), as the case may be, will be the sole remedy of the injured party because any matter which is the subject of a representation and warranty contained herein is not as represented and warranted, unless resulting from intentional fraud. Any claim for indemnification must be made not later than 60 days after the first anniversary of the Closing Date, in a written notification to the party from which indemnification is sought which describes in reasonable detail the claim and the facts on which it is based.  If an indemnification claim is not brought within the time required by this Agreement, it may not be brought thereafter.

(d)      Limitation of Company's Liability.  Prior to Closing the Company's liability for any breach of this Agreement or the falseness of any representation or warranty is limited to the maximum amount of twenty thousand ($20,000) Dollars.  After Closing the Company's liability for any breach of this Agreement, the falseness of any representation or warranty or any claim of indemnity is limited to the amount of Three Million Seven Hundred Fifty Thousand ($3,750,000.00) Dollars.

(e)       Limitation of Investor's Liability. Prior to Closing the Investor's liability for any breach of this Agreement or the falseness of any representation or warranty is limited, at the Company's election to either (i) an action of specific performance to require the Investor to consummate Closing; or (ii) the amount of One Million Three Hundred Fifty Thousand ($1,350,000) Dollars, which amount the Investor had loaned to the Company, and will be paid as liquidated damages, as actual damages resulting from a default by Investor are not possible for the parties to calculate.  After Closing the Investor's liability for any breach of this Agreement, the falseness of any representation or warranty or any claim of indemnity is limited to the amount of twenty thousand ($20,000) Dollars plus an amount, if any, up to the Purchase Price that the Company is required to pay to any third party due to the falseness of any representation or warranty of the Investor.

Section 8.          Conditions to Closings.

(a)       Conditions of the Company.  The obligation of the Company to sell the Additional Stock are subject to the fulfillment, prior to or at Closing, of the following conditions:

i.           The Investor paying the Purchase Price, less the Fee as set forth in this Agreement;

ii.          The representations and warranties of the Investor in Section 4 are true and correct as of the Closing Date, except for representations and warranties made as of a specified date, which will be true and correct as of such specified date;

iii.          No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the transactions contemplated by this Agreement; and

iv.         The Registration Statement has become effective.

(b)      Conditions of the Investor.  The obligation of the Investor to consummate the purchase of the Additional Stock at Closing are subject to the fulfillment, prior to or at Closing, of the following conditions:

i.           The Company's delivery of the Additional Stock as set forth in this Agreement;

ii.          The Company having (a) expanded its Board of Directors to seven members, and (b) the two members appointed to fill the two vacancies created by the expansion of the Board of Directors being satisfactory to the Investor, at the Investor's sole discretion.

iii.          The representations and warranties of the Company in Section 3 shall be true and correct as of the date hereof, except for representations and warranties made as of a specific date, which will be made as of such specified date;

iv.         The Company shall have complied in all material respects with its obligations under this Agreement that are required to be complied with at or prior to the Closing;

v.          No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the transactions contemplated by this Agreement; and

vi.         The Registration Statement has become effective.

Section 9.          Termination.

This Agreement may be terminated at any time prior to the First Closing:

i.           By mutual consent of the Company and the Investor;

ii.          By the Investor or by the Company, if, without fault of the terminating party, the  Closing does not occur on or before December, 2011;

iii.         By the Investor, if any of the representations and warranties of the Company contained in this Agreement were not complete and accurate in all material respects;

iv.         By the Investor upon any breach of this Agreement by the Company;

v.          By the Company, if any of the representations and warranties of the Investor contained in this Agreement were not complete and accurate in all material respects; and

vi.         By the Company upon any breach of this Agreement by the Investor.

Section  10.       Further Assurances.

The Company and the Investor shall execute and deliver, such instruments and take such other actions as may reasonably be required in order to carry out the intent of this Agreement

Section  11.       Notices.

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows.

If to Investor:
Attention: Richard Barone
2000 Auburn Drive, Suite 300
Cleveland, Ohio 44122

If to the Company:
Dennis Raefield
Mace Security International, Inc.
1530 No. Main Suite #230
Walnut Creek, CA 94596
Fax:  (925) 933-2730

with a copy to:
Gregory Krzemien
Mace Security International, Inc.
240 Gibraltar Road, Suite 220
Horsham, Pennsylvania 19044
Fax:  (215) 672-8900
 Section 12.       Parties.

This Agreement shall inure to the benefit of and be binding upon Investor, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Person or Persons, if any, who control Investor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any Person, other than the Persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 13.        Amendment.

This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

Section 14.        Governing Law; Venue.

This Agreement shall be deemed to have been executed and delivered in the State of Delaware and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.  Each of the Investor and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Chancery Court of the State of Delaware, or in any United States District Court having venue and jurisdiction, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Chancery Court of the State of Delaware, or in the United States District Court for any District having venue and jurisdiction in any such suit, action or proceeding.  Each of the Investor and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Chancery Court of the State of Delaware, or in the United States District Court for any District having venue and jurisdiction and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the underwriters mailed by certified mail to the Investor’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon Investor, in any such suit, action or proceeding.

Section 15.        Assignment.

    This Agreement may not be assigned by the Investor without the advance written consent of the Company which shall be granted to without in the sole discretion of the Company, and any purported assignment shall be null and void in the absence of such consent; provided, however that no such consent shall be required for an assignment of a portion of Additional Stock under Section 2(b) of this Agreement, or resulting from merger or operation of law. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 16.        Severability.

If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section  17.       Entire Agreement.

This Agreement, together with the exhibit attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

Section 17.        Construction.

(a)          the word “or” will not be exclusive;

(b)          inclusion of items in a list will not be deemed to exclude other terms of similar import;

(c)          all parties will be considered to have drafted this Agreement together, with the benefit of counsel, and no provision will be strictly construed against any Person by reason of having drafted such provision;

(d)          the word “include” and its correlatives means to include without limitation;

(e)          terms that imply gender will include all genders;

(f)          defined terms will have their meanings in the plural and singular case;

(g)          references to Sections, Schedules, Annexes and Exhibits are to the Sections, Schedules, Annexes and Exhibits to this Agreement;

(h)          financial terms that are not otherwise defined have the meanings ascribed to them under United States generally accepted accounting principles as of the date of this Agreement;

(i)          the use of “will” as an auxiliary will not be deemed to be a mere prediction of future occurrences; and

(j)          the headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section  19.       Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

SIGNATURES ON NEXT PAGE FOLLOWING

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MACE SECURITY INTERNATIONAL, INC.

By:	/s/ Dennis R. Raefield
Name: Dennis Raefield
Title: President

MERLIN PARTNERS, LP

By:	/s/ Richard A. Barone
Name: Richard A. Barone
Title: Chairman

Schedule I - Definitions

"Additional Stock" has the meaning set forth in the recitals to this Agreement, and is defined as an amount of the Company's common stock required to be sold to and purchased by Merlin Partners, L.P. and its assignees, equal to $4,000,000 in amount, valued at the Offering Price and registered under the Securities Act.

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning set forth in the preamble and is defined as this Agreement executed between the Company and the Investor.

"Applicable Laws" all statutes, rules, regulations or guidance applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured, distributed or sold by the Company or any component thereof.

"Authorizations" mean any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any Applicable Laws for the Company to legally conduct its business.

“Beneficial Ownership” and “Beneficially Owned” shall be determined in accordance with Rule 13d-3 under the Exchange Act.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are required or permitted by law or other governmental action to be closed in the State of Delaware.

“Closing” means the consummation of the Company's sale of the Additional Stock to the Investor to take place under this Agreement at the  Closing.

“Closing Date” means the date that the Closing takes place as set forth in this Agreement.

 “Code” means the Internal Revenue Code of 1986, as amended, in effect on the date hereof.

“Common Stock” means the common stock of the Company, par value $.01.

“Company” means Mace Security International, Inc.

“Company Financial Statements” has the meaning set forth in Section 3(f).

“Company SEC Documents” has the meaning set forth in Section 3(e).

"Consents" means consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other Governmental Authorities and all third parties, foreign and domestic.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Eligible Holders” has the meaning set forth in Section 10(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Effective Time” or "Effective Date" means the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission.”

"Fee" has the meaning set forth in Section 2(b) and is the Two Hundred Fifty Thousand ($250,000) to be paid to Investor in exchange for the Investor's obligation to purchase the Additional Stock as set forth in this Agreement; which Fee is to be paid at Closing as a credit against the Purchase Price.

"FINRA" is defined in Section 3(i) of this Agreement and means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign.

"Grant Thorton" means the firm of Grant Thornton, LLP.

“Indemnified Person” means a Person who is indemnified under the provisions of  has the meaning set forth in Section 7.

“Indemnifying Parties” means the Persons who have the obligation to indemnify one or more Persons under the provisions of Section 7.

“Investor” means Merlin Partners, LP.

"Investor Information" is defined in Section 3(b) and means the written information regarding the Investor furnished to the Company by or on behalf of Investor specifically for inclusion in the Registration Statement.

“Investor's Beneficial Ownership” means the aggregate percent of the outstanding shares of Common Stock beneficially owned by the Investor and the Investors determined in accordance with Rule 13d-3 under the Exchange Act.

"Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property.

“Lien” means any mortgage, hypothecation, pledge, security interest, agreement or arrangement, encumbrance, community property interest, equitable interest, claim, Tax, lien or charge, restriction or limitation of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership), any sale of receivables with recourse or any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute, or any agreement to grant, create, effect, enter into or file any of the foregoing.

“Material Adverse Effect” or “Material Adverse Change” means any circumstance, event, change, development or effect that, individually or in the aggregate, (i) is material and adverse to the business, assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole, (ii) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect or Material Adverse Change has occurred, there shall be excluded any effect or change to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”), (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor, (D) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, or credit markets, (E) changes in the market price of the Common Stock (but not the underlying causes of such changes), and (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance for any period ending on or after the date hereof (but not the underlying causes of such failure).

          “knowledge of the Company” (or similar language) shall mean the knowledge of the officers of the Company who are named in the Prospectuses, with the assumption that such officers shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers or directors of the Company).

          “Offering” means the offering for sale and the registration under of Securities Act of: (i) the Rights Offering Stock, plus (ii) the Additional Stock, as set forth in the Registration Statement.

          "Offering Documents" means the soliciting and subscription materials relating to the Offering including any related preliminary prospectus, subscription agreements, rights certificate and the related final Prospectus.

          “OTCQB” means the electronic stock quotation market operated by OTC Market, Inc which is only available to Over-the-Counter securities that are registered and fully reporting with the Commission or that report to banking or insurance regulators for.

          "PCAOB" is defined in Section 3(q) and means the Public Company Accounting Oversight Board.

          "Per Share Price"  is defined in Section 2(a) of this Agreement and means the amount equal to the per share subscription exercise price that the Company's shareholders are granted in the Rights Offering.

“Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, Governmental Entity, unincorporated organization or other legal entity.

“Prospectus” or "Prospectuses" means such final prospectus and multiple copies thereof, as are filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act with respect to Registration Statement and Offering.

"Purchase Price" is defined in Section 2(b) and means the amount of Four Million ($4,000,000) Dollars.

“Registration Expense” has the meaning set forth in Section 10(f).

“Registration Statement” is defined in the recitals of this Agreement and means the registration statement on Form S-1, as amended, filed by the Company with respect to the Registered Stock and all documents incorporated by reference into the Registration Statement.

"Registered Stock" is defined in the recitals of this Agreement and means the Rights Offering Stock and the Additional Stock.

“Regulatory Approvals” means all approvals and authorizations of, filings and registrations with or notifications to, Governmental Entities, to the extent applicable and required to permit the Company to sell to the Investor, and to permit the Investor to acquire, the Committed Shares without being in violation of applicable law.

"Rights" is defined in the recitals of this Agreement and means the non-transferable subscription rights distributed by the Company to its stockholders of record, as set forth in the Registration Statement.

"Rights Offering" is defined in the recitals of this Agreement and means the Company's offer to its shareholders pursuant to which the Company will distribute to holders of record of its common stock non-transferable subscription rights to purchase shares of the Company's common stock, at a subscription price and as set forth in the Registration Statement.

"Rights Offering Stock"  has the meaning set forth in the recitals to this Agreement, and is defined an amount of the Company's common stock equal to three times the Company's currently outstanding common stock, as of the record date of the Rights Offering.

“Regulation S-K” means Regulation S-K of the Commission.

 “Regulation S -X” means  Regulation S-X of the Commission.

"Sarbanes Oxley" means the provisions of the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity.

“Tax Return” means any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

Schedule 2

Number of shares of Common Stock beneficially owned by the Investor